Exhibit 99.1
Filed by CSB Bancorp, Inc.
pursuant to Rule 425 under the Securities Act of 1933
Subject Company: CSB Bancorp, Inc.
May 30, 2008
Dear Fellow Shareholder:
We are very pleased to announce that CSB Bancorp, Inc. (“CSB”) signed a definitive agreement on May 14 to acquire Indian Village Bancorp, Inc. (“Indian Village”), and its wholly-owned subsidiary, Indian Village Community Bank. Subject to approval by Indian Village shareholders, receipt of regulatory approvals and satisfaction of other customary closing conditions, Indian Village will be merged with and into CSB, followed immediately by the merger of Indian Village Community Bank with and into The Commercial and Savings Bank. Both companies’ boards of directors unanimously approved the merger.
Under the terms of the agreement, Indian Village shareholders will receive .7611 shares of CSB stock and a cash payment of $4.375 for each share of Indian Village stock. On the date of the announcement, the acquisition was valued at approximately $7.9 million, of which approximately $2.0 million will be paid in cash and the balance in newly issued CSB stock. We expect the transaction to close late in the third quarter or early in the fourth quarter of this year.
The Indian Village acquisition provides an important eastward expansion of CSB’s market into communities fitting our business model and long-term strategy. Indian Village Community Bank has banking centers located in each of Gnadenhutten, New Philadelphia and North Canton, Ohio. Founded eighty-five years ago as a savings and loan association, Indian Village Community Bank has grown to $90 million in total assets.
Upon consummation of the merger transaction, CSB will have thirteen offices in four counties, with 17 ATM’s and total deposits exceeding $300 million. On a proforma basis as of March 31, 2008, the combined entity will be the largest independent community bank in the four county Tuscarawas, Stark, Wayne and Holmes area.
We expect to retain the majority of Indian Village employees, so Indian Village customers will continue dealing with many of the same people they have come to know and depend upon for many years and we are optimistic about our entry in these new markets.
We look forward to keeping you informed as we continue work to consummate this transaction and take this important step in growing the Company and enhancing shareholder value.
Sincerely,

/s/ Eddie L. Steiner	/s/ John R. Waltman

Eddie Steiner	John Waltman
President and Chief Executive Officer	Chairman

Additional Information
CSB will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 concerning the merger transaction. The Registration Statement will include a combined prospectus for the offer and sale of CSB common stock to Indian Village’s shareholders as well as a proxy statement of Indian Village for the solicitation of proxies from its shareholders for use at the meeting at which the merger transaction will be voted upon. The combined prospectus and proxy statement and other documents filed by CSB with the SEC will contain important information about CSB, Indian Village, and the merger transaction. We urge investors and Indian Village shareholders to read carefully the combined prospectus and proxy statement and other documents filed with the SEC, including any amendments or supplements also filed with the SEC. Indian Village shareholders in particular should read the combined prospectus and proxy statement carefully before making a decision concerning the merger transaction. Investors and shareholders will be able to obtain a free copy of the combined prospectus and proxy statement — along with other filings containing information about CSB — at the SEC’s website at http://www.sec.gov. Copies of the combined prospectus and proxy statement, and the filings with the SEC incorporated by reference in the combined prospectus and proxy statement, can also be obtained free of charge by directing a request to CSB Bancorp, Inc., 91 North Clay Street, P.O. Box 232, Millersburg, Ohio 44654, Attention: Ms. Paula Meiler, Chief Financial Officer, telephone (330) 674-9015.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act of 1933, as amended.
Forward-Looking Statements
This communication contains forward-looking statements about CSB, Indian Village and their respective subsidiaries. Forward-looking statements — as defined in the Private Securities Litigation Reform Act of 1995 — are necessarily subject to many risks and uncertainties that could cause CSB’s and Indian Village’s actual results to differ materially from expected results. Factors that could cause actual results to differ from expected results include changing interest rates, foreclosure rates and other economic and financial market conditions, competition, regulatory actions and changes in laws, ability to execute CSB’s and Indian Village’s business plans, and other factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment solely as of the date hereof.